Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive® Reports First Quarter Fiscal 2010 Results
Achieves Operating Income in U.S. Business for Second Consecutive Quarter
New York, New York — October 29, 2009 — Harris Interactive (NASDAQ: HPOL), a leading global custom market research firm, today announced its financial results for the first quarter of fiscal 2010.
“In what is historically the market research industry’s slowest quarter of the year from a revenue standpoint, we achieved operating income in our U.S. business for the second consecutive quarter and showed a significant improvement in Adjusted EBITDA compared with last year’s first quarter. This performance clearly demonstrates the benefit of the cost reductions we implemented last year,” commented Kimberly Till, President and Chief Executive Officer of Harris Interactive. “We are heavily focused on rebuilding revenues and controlling costs. Our cash position remains strong, and I believe that we are on track to deliver on our key strategic initiatives,” Till continued.
For the first quarter of fiscal 2010, the Company’s U.S. business generated $0.8 million in operating income and the Company achieved $2.1 million in Adjusted EBITDA, including the add-back of $0.1 million in restructuring and other charges. At September 30, 2009, the Company held $14.4 million in cash and marketable securities.
Financial Highlights

	For the Three Months Ended
	September 30,
$ in millions – unaudited	2009	2008
Revenue	$38.9	$50.3
Operating loss	$(0.4)	$(3.2)
Net loss	$(0.6)	$(2.3)
Fully diluted net loss per share	$(0.01)	$(0.04)

Adjusted EBITDA*	$1.9	$0.1
Adjusted EBITDA* with add-back of restructuring and other charges	$2.1	$0.7

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the first quarter of fiscal 2010 was $38.9 million, as compared with $50.3 million for the same period in the prior year, representing a decline of $11.3 million or 23%. Included in the decline was an unfavorable foreign exchange rate impact of $1.4 million or 13% of our overall revenue decline.

©2009 Harris Interactive Inc.	All rights reserved.

•	Operating loss for the first quarter of fiscal 2010 was $(0.4) million, as compared with an operating loss of $(3.2) million for the same period in the prior year. The operating loss for the first quarter of fiscal 2010 included $0.1 million in restructuring and other charges, compared with $0.6 million for the same period in the prior year.

•	Net loss for the first quarter of fiscal 2010 was $(0.6) million, or $(0.01) per fully diluted share, as compared with a net loss of $(2.3) million, or $(0.04) per fully diluted share for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* for the first quarter of fiscal 2010 was $1.9 million, as compared with $0.1 million for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the first quarter of fiscal 2010 was $2.1 million, as compared with $0.7 million for the same period in the prior year.

•	Bookings for the first quarter of fiscal 2010 were $32.7 million, as compared with $43.5 million for the same period in the prior year.

•	Secured revenue for the first quarter of fiscal 2010 was $42.5 million, as compared with $60.1 million for the same period in the prior year.
“I joined Harris about a year ago and am pleased with the progress we have made thus far. We’ve recruited strong talent, realigned our cost structure, and increased our financial stability by successfully amending our credit agreement. We are now implementing a comprehensive set of initiatives that should drive revenue and cost efficiency in the months ahead. These include developing a robust pipeline of innovative products, significantly improving the efficiency of our workflow processes and systems, and developing larger more strategic account relationships. Taken together, these efforts should position us well in the coming months,” concluded Till.
First Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Thursday, October 29, 2009, at 5:00 p.m. EDT. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.879.6209 in the United States and Canada, or 719.325.4771 internationally.
A live webcast of the conference call will also be accessible via the Investor Relations section of our website at www.harrisinteractive.com, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at www.harrisinteractive.com prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”,

“estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.
HPOL — E

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	June 30,
	2009	2009

Assets
Cash and cash equivalents	$13,886	$16,752
Marketable securities	507	1,010
Accounts receivable, net	22,737	23,163
Unbilled receivables	7,807	6,520
Prepaids and other current assets	6,322	7,244
Deferred tax assets	685	632

Total current assets	51,944	55,321

Property, plant and equipment, net	7,156	8,015
Other intangibles, net	18,646	18,540
Deferred tax assets	296	284
Other assets	2,097	2,367

Total assets	$80,139	$84,527

Liabilities and Stockholders’ Equity
Accounts payable	$5,907	$6,738
Accrued expenses	15,561	18,349
Current portion of long-term debt	6,925	6,925
Deferred revenue	13,362	12,531

Total current liabilities	41,755	44,543

Long-term debt	13,850	15,581
Deferred tax liabilities	3,055	3,163
Other long-term liabilities	2,809	3,117

Total stockholders’ equity	18,670	18,123

Total liabilities and stockholders’ equity	$80,139	$84,527

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended
	September 30,
	2009	2008
Revenue from services	$38,935	$50,280

Operating expenses:
Cost of services	24,431	31,151
Selling, general and administrative	12,962	19,608
Depreciation and amortization	1,754	2,083
Restructuring and other charges	148	628

Total operating expenses	39,295	53,470

Operating loss	(360)	(3,190)
Operating margin	-0.9%	-6.3%

Interest and other income	15	190
Interest expense	(537)	(455)

Loss from operations before income taxes	(882)	(3,455)

Provision (benefit) for income taxes	(249)	(1,194)

Net loss	$(633)	$(2,261)

Basic and diluted net loss per share:	(0.01)	(0.04)

Weighted average shares outstanding - Basic and diluted	53,899,842	53,339,387

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended
	September 30,
	2009	2008

GAAP loss	$(633)	$(2,261)
Interest income	(15)	(190)
Interest expense	537	455
Provision (benefit) for income taxes	(249)	(1,194)
Depreciation and amortization	2,136	2,462

EBITDA	$1,776	$(728)
Stock-based compensation (1)	158	793

Adjusted EBITDA	$1,934	$65

Adjusted EBITDA	$1,934	$65
Add-back of restructuring and other charges	148	628

Adjusted EBITDA with add-back of restructuring and othe charges	$2,082	$693

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees.